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                                  EXHIBIT 11


ENVIRONMENTAL POWER CORPORATION
COMPUTATION OF EARNINGS PER SHARE
MARCH 31, 1999

                                                                   INCOME                  SHARES                PER SHARE
                                                                 (NUMERATOR)             (DENOMINATOR)             AMOUNTS
                                                            ------------------      --------------------      ---------------
Three Months Ended March 31, 1999:
Income available to shareholders                                    $1,010,801                11,406,783                 $.09
Effect of dividends to preferred stockholders                           (1,250)
                                                            ------------------      --------------------      ---------------
Basic EPS - income available to common shareholders                  1,009,551                11,406,783                  .09
Effect of dilutive securities:
     Assumed exercise of dilutive stock options
                                                            ------------------      --------------------      ---------------
Diluted EPS - income available to common shareholders               $1,009,551                11,406,783                 $.09
                                                            ==================      ====================      ===============

THREE MONTHS ENDED MARCH 31, 1998:
Income available to shareholders                                    $  580,593                11,406,783                 $.05
Effect of dividends to preferred stockholders                           (1,250)
                                                            ------------------      --------------------      ---------------
Basic EPS - income available to common shareholders                    579,343                11,406,783                  .05
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                   16,827
                                                            ------------------      --------------------      ---------------
Diluted EPS - income available to common shareholders               $  579,343                11,423,610                 $.05
                                                            ==================      ====================      ===============
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